Exhibit 32.1

CERTIFICATE OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Centergistic Solutions, Inc. (the "Company") on Form 10-KSB for the year endied June 30, 2005 (the "Report"), I, the undersigned President and Chief Executive Officer of the Company, hereby certify to the best of my knowledge, solely for the purpose of complying with 18 U.S.C. Section 1350, that:

(1)    The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	By:	/s/ Ricardo G. Brutocao
Ricardo G. Brutocao
President and Chief Executive Officer